UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2009

PLAINSCAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-53629	75-2182440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400, Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (214) 252-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8 – Other Events

Item 8.01	Other Events.

On October 21, 2009 – PlainsCapital Corporation (the “Company”) launched its initial public offering of 15,000,000 shares of its Common Stock. The offering includes shares to be newly issued by the Company and shares to be sold by certain current shareholders of the Company. The initial public offering price is expected to be between $14.00 and $16.00 per share of Common Stock. The shares have been authorized for listing on the New York Stock Exchange under the ticker symbol “PCB,” subject to official notice of issuance. The underwriters will have the option to purchase from the Company up to an additional 2,250,000 shares of Common Stock, on the same terms and conditions, to cover over-allotments, if any.

The Company expects to use the net proceeds it receives from the offering to redeem the preferred stock that it issued to the U.S. Treasury pursuant to the U.S. Treasury’s Capital Purchase Program (which repayment is subject to the approval of the Federal Reserve Board) and to repay certain existing debt to an affiliate of J.P. Morgan Securities Inc., with the remaining used to support and enhance operations. The Company will not receive any of the proceeds from the offering of the Common Stock by the selling shareholders.

J.P. Morgan will act as the sole book-runner for the proposed offering and Fox-Pitt Kelton Cochran Caronia Waller, Keefe, Bruyette & Woods and Stephens Inc. are acting as co-managers for the offering.

The offering will be made by means of a prospectus. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, when available, may be obtained from J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245, Attention: Prospectus Department, telephone: (718) 242-8002.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Certain statements in this Form 8-K may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding our expectations concerning the expected number of shares of Common Stock to be sold, the price at which such Common Stock is sold, the use of the net proceeds from the offering and the listing of our Common Stock. Such statements reflect the current view of PlainsCapital Corporation with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider these various factors that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk factors” in our Form S-1, as may be amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINSCAPITAL CORPORATION

Date: October 21, 2009	By:	/S/ ALLEN CUSTARD
	Name:	Allen Custard
	Title:	Executive Vice President and Chief Financial Officer